Exhibit 10.1


     WRAP ACCOUNT SUPPLEMENT TO DEALER'S AGREEMENT WITH
            FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

     AGREEMENT,    dated    this    _________     day     of
__________________,    199__,    between    _______________,
("Dealer"),   and   Franklin/Templeton  Distributors,   Inc.
("Distributors").

                         WITNESSETH

     WHEREAS, Dealer wishes to use shares of open-end funds distributed by Distributors (the "Funds") in a fee-based wrap program (the "Program") made available by Dealer to clients of Dealer (the "Wrap Account");

     WHEREAS, Dealer wishes to afford its fee-based clients the opportunity to qualify for the ability to purchase shares of the Funds at net asset value; and

     WHEREAS, Distributors is willing to allow Dealer to purchase shares of the Funds for clients in the Wrap Account subject to the provisions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, Dealer and Distributors hereby agree as follows:

     1. Subject to Paragraph 2 hereof, Dealer may sell shares of any Funds made available by Distributors, from time to time, at net asset value to bona fide clients of Dealer for use solely in their Wrap Account. Dealer will earn no discount concession, commission, finder's fees or similar payments on any such sale.

     2.     Distributors,  after  consulting  Dealer,   will
determine, from time to time, which Funds it will make available to Dealer for use in the Wrap Account. Dealer will comply with all provisions of the then current Prospectus of each Fund, as in effect from time to time.

     3. For any Wrap Account customer eligible to purchase Fund shares at net asset value, Distributors understands that Dealer shall charge an annual fee to the customer of _________________ to _________________ of average net assets. Dealer shall not prepare, use or distribute brochures, written materials or advertising in any form that refers to sales of the Funds as "no-load", "available without sales charge", "at net asset value" or any similar phrase, except in the case of brochures, which may refer to the Funds as "available at net asset value" if the fees and expenses of the Wrap Account are given at least equal prominence. Notwithstanding the foregoing, in connection with explaining the fees and expenses of the Wrap Account, representatives of Dealer may describe to customers the option of purchasing Fund shares through the Program at net asset value.

     4. Distributors warrants that all necessary disclosures regarding the sale of shares at net asset value will be set forth in the then current Prospectus (as in effect from time to time) of the Funds available under this Agreement.

     5. Dealer will (a) include descriptions (approved in advance by Distributors) of all Funds offered through the Wrap Account in internal sales materials used in conjunction with the Wrap Account, (b) include representatives from Distributors on Dealer's internal sales lines and conference calls on a regular basis, and (c) use its best efforts to motivate its representatives to recommend suitable Funds for clients of the Wrap Account.

     6. This Agreement shall be governed and interpreted in accordance with the laws of The State of California. This Agreement shall not relieve Dealer or Distributors from any obligations either may have under any other agreements between them, including but not limited to the Dealer's Agreement, which (except for the second sentence of Paragraph 2 hereof) shall control in case of any conflict with this Agreement. All sales of Fund shares hereunder shall be subject to the provisions of the Dealer's Agreement as that agreement shall be amended from time to time.

     7. The Funds to which this Agreement pertains will be those designated by Distributors and accepted by Dealer, from time to time, subject to the provisions of each Fund's then current Prospectus (as in effect from time to time), state and federal securities laws and regulations and applicable rules and regulations of the National Association of Securities Dealers, Inc.

     8.    Distributors  is not endorsing,  recommending  or
otherwise involved in providing any investment product of dealer (including but not limited to the Wrap Account). Distributors is merely affording Dealer the opportunity to use shares of the Funds distributed by Distributors as an investment medium for the Wrap Account. Dealer acknowledges that it is solely responsible for the Program and Dealer agrees to indemnify, hold harmless and defend the Funds, Distributors and their respective affiliates from and against any and all claims, losses, damages or costs (including attorney's fees) arising from the operation of the Program.

     9. This Agreement is not exclusive and may be terminated by either party upon sixty (60) days prior written notice to the other party. It shall terminate automatically upon termination of the Dealer's Agreement between the parties. This Agreement may be amended only by a written instrument, signed by both parties.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above by a duly authorized officer of each party.

                           _____________________
                           Company Name

                           By:
                           X_________________________________

                           Printed Name:
                           ___________________________

                           Title:
                           __________________________________

                           FRANKLIN/TEMPLETON DISTRIBUTORS,
                           INC.

                           By:
                           ___________________________________
                           _
                                     Gregory E. Johnson
                           Its:      President